2Q26 Earnings Presentation July 23, 2026 Exhibit 99.2

2 Forward Looking Statements The foregoing contains forward -looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are not historical facts and include expressions about management’s confidence and strategies and management’s expectations about our business, new and existing programs and products, acquisitions, relationships, opportunities, taxation, technology, market conditions and economic expectations . These statements may be identified by forward -looking terminology such as “intend,” “should,” “expect,” “believe,” “position,” “view,” “opportunity,” “allow,” “continues,” “reflects,” “would,” “could,” “typically,” “usually,” “anticipate,” “may,” “estimate,” “outlook,” “project” or similar statements or variations of such terms . Such forward -looking statements involve certain risks and uncertainties . Actual results may differ materially from such forward -looking statements . Factors that may cause actual results to differ materially from those contemplated in these forward -looking statements include, but are not limited to : the impact of market interest rates and monetary and fiscal policies of the U.S . federal government and its agencies in connection with prolonged inflationary pressures, which could have a material adverse effect on our clients, our business, our employees, and our ability to provide services to our customers ; the impact of unfavorable macroeconomic conditions or downturns, including instability or volatility in financial markets resulting from the impact of tariffs/import fees and other trade policies and practices, any retaliatory actions, changes in energy commodity prices, related market uncertainty, or other factors ; U.S . government debt default or rating downgrade ; unanticipated loan delinquencies ; loss of collateral ; decreased service revenues ; increased business disruptions or failures ; reductions in employment ; and other potential negative effects on our business, employees or clients caused by factors outside of our control, such as new legislation and policy changes under the current U.S . presidential administration, any shutdown of the U.S federal government, geopolitical instabilities or events, including ongoing conflicts in the Middle East, natural and other disasters, including severe weather events and other climate -related risks, health emergencies, acts of terrorism, or other external events ; the impact of any potential instability within the U.S . financial sector or future bank failures, including the possibility of a run on deposits by a coordinated deposit base, and the impact of any actual or perceived concerns regarding the soundness, or creditworthiness, of other financial institutions, including any resulting disruption within the financial markets, increased expenses, including FDIC insurance assessments, or adverse impact on our stock price, deposits or our ability to borrow or raise capital ; the impact of negative public opinion regarding Valley or banks in general that damages our reputation and adversely impacts business and revenues ; changes in the statutes, regulations, policies, enforcement priorities, or composition of the federal bank regulatory agencies ; the loss of or decrease in lower -cost funding sources within our deposit base ; investigations, damage verdicts, settlements or restrictions related to existing or potential class action litigation or individual litigation arising from claims of violations of laws or regulations, contractual claims, breach of fiduciary responsibility, negligence, fraud, environmental laws, patent, trademark or other intellectual property infringement, misappropriation or other violation, employment -related claims, and other matters ; a prolonged downturn and contraction in the economy, as well as any decline in commercial real estate values collateralizing a significant portion of our loan portfolio ; higher or lower than expected income tax expense or tax rates, including increases or decreases resulting from changes in uncertain tax position liabilities, tax laws, regulations, and case law; the inability to grow customer deposits to keep pace with the level of loan growth ; a material change in our allowance for credit losses due to forecasted economic conditions and/or unexpected credit deterioration in our loan and investment portfolios ; the need to supplement debt or equity capital to maintain or exceed internal capital thresholds ; changes in our business, strategy, market conditions or other factors that may negatively impact the estimated fair value of our goodwill and other intangible assets and result in future impairment charges greater than expected technology -related costs due to, among other factors, prolonged or failed implementations, additional project staffing and obsolescence caused by continuous and rapid market innovations ; increased competitive challenges and competitive pressure on pricing of our products and services ; our ability to stay current with rapid technological changes and evolving legal and regulatory requirements in the financial services industry, including developments relating to the use of artificial intelligence, blockchain, and related regulatory developments, as well as our ability to effectively assess and monitor the effects of, and risks associated with, the implementation and use of such technology ; cyberattacks, ransomware attacks, computer viruses, malware or other cybersecurity incidents that may breach the security of our or our third -party service providers’ websites or other systems or networks to obtain unauthorized access to personal, confidential, proprietary or sensitive information, destroy data, disable or degrade service, or sabotage our systems or networks, and the increasing sophistication of such attacks and use of targeted tactics against the financial services industry ; any disruption of our systems and network, or those of our third - party service providers, resulting from events that are wholly or partially beyond our control, including, for example, electrical, telecommunications, or other major service outages, or actions by employees, which may give rise to financial loss or liability ; results of examinations by the Office of the Comptroller of the Currency (OCC), the Federal Reserve Bank, the Consumer Financial Protection Bureau and other regulatory authorities, including the possibility that any such regulatory authority may, among other things, require us to increase our allowance for credit losses, write -down assets, reimburse customers, change the way we do business, or limit or eliminate certain other banking activities ; application of heightened regulatory standards for certain large insured national banks, and the expenses we will incur to develop policies, programs, and systems that comply with the enhanced standards applicable to us ; our inability or determination not to pay dividends at current levels, or at all, because of inadequate earnings, regulatory restrictions or limitations, changes in our capital requirements, or a decision to increase capital by retaining more earnings ; unanticipated loan delinquencies, loss of collateral, decreased service revenues, and other potential negative effects on our business caused by severe weather and other climate -related risks, pandemics or other public health crises, acts of terrorism or other external events ; our ability to successfully execute our business plan and strategic initiatives ; and unexpected significant declines in the loan portfolio due to the lack of economic expansion, increased competition, large prepayments, risk mitigation strategies, changes in regulatory lending guidance or other factors . A detailed discussion of factors that could affect our results is included in our SEC filings, including Item 1A. "Risk Factors" of our Annual Report on Form 10-K for the year ended December 31, 2025 . We undertake no duty to update any forward -looking statement to conform the statement to actual results or changes in our expectations, except as required by law. Although we believe that the expectations reflected in the forward -looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements .

2Q 2026 Financial Highlights 2Q26 1Q26 2Q25 2Q26 1Q26 2Q25 Net Income ($mm) $170.9 $163.9 $133.2 $172.8 $168.9 $134.4 Return on Average Assets Annualized 1.04% 1.02% 0.86% 1.05% 1.05% 0.87% Annualized ROATCE 2 11.9% 11.6% 10.0% 12.1% 11.9% 10.1% Efficiency Ratio (Non -GAAP) -- -- -- 52.1% 53.1% 55.2% Diluted Earnings Per Share $0.29 $0.28 $0.22 $0.30 $0.29 $0.23 Pre -Provision Net Revenue 3 ($mm) $249.6 $230.4 $210.9 $268.5 $253.4 $221.7 PPNR / Average Assets 3 Annualized 1.52% 1.44% 1.36% 1.64% 1.58% 1.43% GAAP Reported Non -GAAP Adjusted 1 1 Please refer to the Non -GAAP Disclosure Reconciliation in Appendix. 2 Return on average tangible common equity (“ROATCE”) is a Non -GAAP metric reconciled in Appendix using both GAAP Reported and Non -GAAP Adjusted Net Income to Common Shareholders. 3 Pre -provision net revenue (“PPNR”) equals net interest income plus total non - interest income less total non -interest expense. ▪ Significant C&I loan growth and non -interest bearing deposit growth, reflecting execution on our strategic priorities. ▪ Continued growth in net interest income and net interest margin. ▪ Strong fee income growth and consistent expense control. 3 Source- Earnings Release in Workiva

9.29% 10.82% 10.99% 10.71% 12/31/23 12/31/24 12/31/25 6/30/26 Strong Balance Sheet Metrics 4 ACL / Loans 0.93% 1.17% 1.19% 1.16% 12/31/23 12/31/24 12/31/25 6/30/26 Loans / Deposits 102.0% 97.5% 96.1% 96.9% 12/31/23 12/31/24 12/31/25 6/30/26 CET 1 / RWA 1 Commercial Real Estate (including CRE loans held for sale) as defined by joint regulatory guidance to include call codes 1.a (C onstruction), 1.d (Multifamily), 1.e.2. (Other Non - farm Non -residential, excluding Owner -Occupied) and CRE loans not secured by real estate . CRE / TRBC 1 474% 362% 333% 317% 12/31/23 12/31/24 12/31/25 6/30/26 CRE Concentration - 5 Quarter Trend_2Q26 Source- Earnings Release in Workiva Source- Earnings Release in Workiva Source- Earnings Release in Workiva

Profitability Metrics Continued to Improve 5 Net Interest Margin (FTE, %) 1 Adj. PPNR / Avg. Assets (%) 2 Adj. Return on Avg. Assets (%) 2 Adj. Return on Avg. Tangible Common Equity (%) 2 2.96% 2.85% 3.05% 3.20% FY2023 FY 2024 FY 2025 2Q26 1.34% 1.26% 1.48% 1.64% FY 2023 FY 2024 FY 2025 2Q26 0.91% 0.55% 0.94% 1.05% FY 2023 FY 2024 FY 2025 2Q26 12.9% 7.4% 10.9% 12.1% FY 2023 FY 2024 FY 2025 2Q26 Source- Earnings Release in Workiva Source- Earnings Release in Workiva Source- Earnings Release in Workiva Source- Earnings Release in Workiva 1 Net interest margin is presented on a tax equivalent basis using a 21 percent federal tax rate. 2 Please refer to the Non -GAAP Disclosure Reconciliation in Appendix.

65 143 12/31/17 6/30/26 Commercial 69%69% 59%48% 127% 117% VLYPeer Median Cumulative Dividends Post-2017 Reported TBV Growth Post-2017 +121% Shareholder Value Creation vs. Peers 1 Deposit Accounts (000s) Commercial Loan Diversity by Geography 3 Enhanced Funding Diversity by Geography 21% 50% 79% 50% 12/31/17 6/30/26 FL & Other NY & NJ 22% 55% 78% 45% 12/31/17 6/30/26 Northeast Branches Southeast Branches, Specialty & Other 440 545 12/31/17 6/30/26 Consumer +24% Driving Long -Term Value 1 VLY Reported Tangible Book Value (“TBV”) growth measured from 12/31/17 to 6/30 /26. Peer Median Reported TBV Growth measured from 12/31/17 to 3/31/26. Cumulative dividends reflect dividends declared between 12/31/17 and 3/31/26 for VLY and peers. Peers include major exchange traded banks and thrifts with assets from $30 billion to $150 billion as of 3/31/26. 2 Please refer to the Non -GAAP Reconciliation in the Appendix. 3 Commercial loans include C&I and Commercial Real Estate, including Construction. Source: S&P Capital IQ Pro and company data. 6 Source- “TBV Support 2Q26” Source- “Summary_HC” Source- TL Deposit Tie Out Source- “Existing Accounts 06-2026” 2

▪ Grow Core Deposits ▪ Accelerate consumer, small business, and business banking sales efforts to create a high -quality funding engine. ▪ Continue to utilize treasury management capabilities to further penetrate commercial deposit opportunities. ▪ Leverage existing specialty niches and explore new capabilities (e.g., Partner Banking). ▪ Contemplate geographic expansion in targeted growth markets and in contiguous markets experiencing M&A disruption. ▪ Generate Diverse Loan Growth ▪ Continue to attract experienced and sophisticated commercial talent in both existing and compelling new markets. ▪ Leverage branding efforts to improve sales effectiveness and realize the benefits of ongoing service model enhancements. ▪ Utilize our robust product set to enhance C&I customer acquisition and further penetrate existing relationships. ▪ Identify incremental commercial specialty verticals which align with our risk appetite. ▪ Drive Sustainable Fee Revenue ▪ Further expand the utilization of our enhanced treasury management product and service set. ▪ Increase capital markets activity from syndication, F/X, and swap perspective. ▪ Improve the integration of our wealth offerings with commercial sales efforts. Our Strategic Focus Remains Consistent, Supported by Evolving Initiatives Strategic Growth Imperatives for 2026 7

Valley’s AI Strategy Focused Deployment Supported by Expected Economic Return and Appropriate Governance Structure GUIDING PRINCIPLES Focus on Measurable Value Responsible & Ethical AI ▪ Targeting associate productivity, risk mitigation, and scalable growth. ▪ ROI -focus on cost discipline and enhancing the client experience to support future growth. ▪ Opportunity to accelerate positive operating leverage to enhance profitability. ▪ Centralized governance framework emphasizing model risk management and data security. ▪ Prioritizing the protection of our clients, associates, and institution. APPROACH Technology Enablement Preparing our Associates ▪ Our AI adoption leverages prior investments in core infrastructure, data governance, and tech talent. ▪ Associates have access to role -appropriate AI tools supported by an established AI leadership team reporting to our Head of Data & Analytics. ▪ Combination of build and buy approach, augmented by Valley’s relationship with the broader technology ecosystem. ▪ Equipping associates with the skills, tools, and mindset to thrive in an AI -powered world. 8

Valley Ventures • $200mm of committed capital; $80mm deployed • Embedded in Silicon Valley startup economy • Leverage portfolio company solutions • Implementation into Valley’s AI initiatives • ~2,000 Tech Banking clients • Differentiated depth of venture capital and startup relationships • Leverage client’s products where potential synergies are identified • Implementation into Valley’s AI initiatives • Valley’s largest shareholder with two active Board seats • Regularly share ideas and developments around tech & AI topics • Direct access to Israeli Tech start -up and VC communities Tech Banking Bank Leumi Israel Valley Internal AI Team Bridges external innovation and internal execution to rapidly test, scale, and deliver high -impact solutions AI Use Cases Sourced, evaluated and implemented by Valley’s Internal AI team Valley’s unique connectivity to the start -up technology & AI ecosystem enable our adoption of technologies which enhance efficiency and reduce customer friction. 9 Valley’s AI Ecosystem

Examples of Valley -Specific AI Use Cases 10 AI Knowledge Assistants Generative AI supporting Customer Care agents’ access to approved policies and procedures AML / Fraud Alert Actioning Machine -learning models segment risk, identify wire fraud, and reduce false positives to improve the speed and consistency of AML alert review Voice AI – Auto Loan Payment Reminders & Collections Autonomous outbound voice agent conducts customer conversations for auto loan payment reminders and collection activities Sales Effectiveness & Customer -360 AI-driven lead targeting and consolidated customer insights to enable more effective banker conversations with clients and prospects Agentic AI for Credit Underwriting & Loan Servicing Agentic AI automates elements of underwriting process and workflow orchestration to reduce manual steps for faster loan origination. improved client experience, and more efficient servicing

AI Journey & Priority Focus Areas 2023 – 2025 Foundational Initiatives 2025 - 2027 AI Portfolio Execution 2028 & Beyond AI -Driven Banking Establishing a Strong Foundation & Driving Associate Productivity • Enterprise Data Hub with robust data pipelines • Cloud -native environment • Transition from exploratory AI working group to well -staffed AI team • AI governance framework • AI development platforms • AI-enabled productivity tools Cross -Channel AI Experiences & Re -Imagining End -to -End Workflows • High -value use cases for operational efficiency & risk mitigation (reducing manual processes) • First customer -facing AI - enabled applications • Exploration of internally -built applications • Personalized client experiences Operating as an AI -Native Organization • AI-native core workflows with human oversight • Hyper -personalized customer experiences • Larger footprint of internally - built applications 11

2026 Outlook Update

Metric	2026 Expectation as of 12/31/25	6/30/26 Update
Gross Loans	4% - 6% Growth	At or Above High End of Range
Total Deposits	5% - 7% Growth	High End of Range
CET1 / RWA	10.5% - 11.0%	Middle of Range
Net Interest Income	11% - 13% Growth	High End of Range
Non-Interest Income (Adj.) [1]	6% - 9% Growth	Mid to High End of Range
Non-Interest Expense (Adj.) [1, 2]	3.0% - 4.5% Growth	No Change
Net Charge-Offs / Avg. Loans	0.15% - 0.20%	No Change
Provision for Loan Losses	$95mm - $115mm	No Change
Effective Tax Rate	23% - 24%	Low End of Range

[1] Please refer to the Non-GAAP Disclosure Reconciliation in Appendix. [2] Excludes tax credit amortization and other non-operating expenses.

The Company is providing this outlook only on a non-GAAP basis because not all of the information necessary for a quantitative reconciliation of forward-looking non-GAAP financial measures to the most directly comparable GAAP financial measure is available without unreasonable effort, primarily due to uncertainties relating to the occurrence or amount of these adjustments that may arise in the future. Based on past reported results, any such excluded items could be material, individually or in the aggregate, to the reported results.

12

5,510 164 (61) (20) 12 5,605 3/31/26 TCE Net Income to Common Common Dividend 2Q26 Buybacks OCI / Other 6/30/26 TCE Tangible Common Equity 1 ($mm's) 13 Increased Capital Returns to Shareholders $81mm returned to shareholders during 2Q26 50% (16bp) of organically generated regulatory capital returned to shareholders during 2Q26 ▪ CET1 / RWA at the midpoint of our 10.5% - 11.0% target range. ▪ Improving profitability has resulted in regulatory capital growth sufficient to fund organic loan growth, and return capital to shareholders while remaining within our target range. ▪ Management has recently utilized this increased capital generation to buy back stock, providing enhanced capital returns for our shareholders. ▪ Our recently approved repurchase plan became effective on April 27, 2026 enabling the continuation of future buyback activity, subject to management’s discretion. 1 Please refer to the Non -GAAP Disclosure Reconciliation in Appendix. Sums may not total due to rounding. Support- 2Q26 TCE Waterfall Support- 2Q26 CET1 Waterfall Support 10.91% 0.32% (0.12%) (0.04%) (0.38%) 0.01% 10.71% 3/31/2026 2Q26 Earnings 2Q26 Dividends 2Q26 Buybacks 2Q26 RWA Growth Other 6/30/2026 CET1 / RWA

Continued Direct Deposit Growth 26.1 29.2 28.7 11.7 12.3 12.5 12.9 11.4 12.9 $50.7 $52.9 $54.1 6/30/2025 3/31/2026 6/30/2026 Time Non-Interest Savings, NOW and money market 24% 23% 53% 23% 52% 23% 25% 2.67% 2.69% 2.45% 2.27% 2.28% 4.50% 4.46% 4.02% 3.75% 3.75% 2Q25 3Q25 4Q25 1Q26 2Q26 Total Cost of Deposits Average Fed Funds (Upper) Deposits by Product ($bn) 22% 55% Avg. Fed Funds vs. Deposit Costs (%) Cumulative Beta (Current Cycle) 1Deposits by Customer Type ($bn) 1 Cumulative Beta is measured as the change in Valley’s quarterly average deposit cost as a percentage of the change in the ave rage quarterly Fed Funds Upper Bound over the identified period. Sums may not total due to rounding. 14 58% 51% Rate Increase Cycle (4Q21-2Q24) Rate Decrease Cycle (2Q24-2Q26) Source- Earnings Release in Workiva Source- Earnings Release in Workiva Brokered Deposits_2Q26 2Q26 Beta Support Calculation made using data from Workiva Calculation also shown in 2Q26 Beta Support 44.3 47.8 48.8 6.5 5.1 5.3 $50.7 $52.9 $54.1 6/30/2025 3/31/2026 6/30/2026 Direct Indirect 87% 90% 10%13% 90% 10%

Traditional Deposits $35.8 66% Specialized Deposits $13.1 24% Fully FDIC -Insured Indirect Customer $5.3 10% $54.1bn New Jersey $17.3 New York $7.1 Florida & Alabama $9.6 Other $1.8 $3 5.8 bn Total Deposit Breakdown ($bn) Traditional Deposits 1 ($bn) Uninsured Deposits & Liquidity ($bn) $15.0 $1.0 $23.5 $24.4 Adjusted Uninsured Deposits Cash & Available Liquidity Cash on Balance Sheet High Quality Available Liquidity 3 Cash & Available Liquidity Stands at 1.6 x Adjusted Uninsured Deposits Adjusted Uninsured Deposits 2 28 % of deposits Nat'l Deposits, Cannabis & Online $4.2 International Corporate $1.2 Technology $2.4 Private Banking & Wealth $1.7Association Banking $1.5 Healthcare & Other $2.0 $13.1bn Specialized Deposits by Business Line ($bn) 1 Traditional Deposits are primarily comprised of Consumer, Commercial, and Government Deposits serviced in Valley’s branch net wor k. 2 Estimate d Uninsured Deposits adjusted for collateralized government deposits in excess of FDIC $250k limit and intercompany deposits eliminated in consolidation . 3 “High Quality Available Liquidity” includes the following off - balance sheet sources of potential liquidity: FHLB, unencumbered investment securities, FRBNY Discou nt Window Availability, and Uncommitted Fed Funds Lines. Sums may not total due to rounding. All data as of 6/30/26. 15 Diversified Deposit Base Uninsured data comes from managed funding report, and cash on balance sheet comes from Workiva ER Deposit Charts Source- TL Deposit Tie Out

Core Deposit Growth & Diversification 12/31/17 6/30/26 Expectations for 2026 & Beyond • $18bn Total Deposits • 78% in Northeast Branches • 101% Loans / Deposits • $7bn Commercial Deposits • $85mm Total Deposits / Branch • $54bn Total Deposits • 45% in Northeast Branches • 97% Loans / Deposits • $30bn Commercial Deposits • $237mm Total Deposits / Branch • Streamlined Deposit Account Opening • New Specialty Deposit Verticals: − International & Technology − Association Banking − Online Channel − Cannabis − International & U.S. Private Banking • Comprehensive Re -Brand • Enhanced Treasury Platform • Branch Modernization • New Markets / Geographies: − Westchester, NY − California − Chicago, IL − Staten Island, NY − Phoenix, AZ • Leverage specialty deposit verticals and explore new capabilities • Penetrate commercial client base with treasury offering to drive deposit growth with specific focus on operating accounts • Accelerate consumer, small business and business banking sales engine through targeted offerings and bundles across delivery channels • Assess geographic expansion in compelling markets 16

Multifamily 17% Non Owner -Occupied CRE 21% Owner -Occupied CRE 15% C&I 23% Consumer 8% Residential R.E. 11% Construction 5% CRE 38% C&I 37% Other 24% 6/30/2026 Loan Composition 1 Loan Portfolio Detail Gross Loans ($bn) 1 Avg. Fed Funds vs. Loan Yields (%) Cumulative Loan Beta (Current Cycle) 2 Avg. Fed Funds (Upper) Avg. Loan Yield Cumulative Beta 4Q21 0.25% 3.83% -- 4Q22 3.82% 5.20% 38% 4Q23 5.50% 6.10% 43% 1Q24 5.50% 6.14% 44% 2Q24 5.50% 6.17% 45% 3Q24 5.43% 6.28% 47% 4Q24 1 CRE includes multifamily and non -owner occupied CRE; C&I includes owner -occupied CRE and C&I; Other includes construction, resi dential RE and Consumer. 2 Cumulative Loan Beta is measured as the change in Valley’s quarterly yield on loans as a percentage of the change in the average quarter ly Fed Funds Upper Bound over the identified period . Sums may not total due to rounding.17 $50.8 $52.5 $0.1 $0.5 $0.9 $0.1 3/31/26 Regulatory CRE Owner-Occ & Other CRE C&I Resi & Consumer 6/30/26 Source- “Loan Balances- 5 Quarter Trend_2Q26_FINAL” 45% 29% Rate Increase Cycle (4Q21-2Q24) Rate Decrease Cycle (2Q24-2Q26) Source- “Loan Balances – 5 Quarter Trend_2Q26_FINAL” Regulatory CRE comes from the CRE concentration support file 5.88% 5.95% 5.84% 5.64% 5.67% 4.50% 4.46% 4.02% 3.75% 3.75% 2Q25 3Q25 4Q25 1Q26 2Q26 Total Loan Yield Average Fed Funds (Upper) Workiva- loan yield Calculation for avg fed funds upper 2Q26 Beta Support

New Jersey 20% New York 27% Florida 26% California 5% Illinois 4% Other 18% North - east 47% South - east & Other 53% Diverse C&I Growth Capabilities 2.2 0.4 $2.7 $4.3 $4.8 6.9 5.8 8.8 9.2 9.9 11.0 12.0 Traditional C&I PPP ~19% C&I CAGR since 2017 Source- “Loan Balances- 5 Quarter Trend_2Q26_FINAL” Source- “Summary_HC” 18 6/30/26 C&I Industry Diversity 6/30/26 C&I Geographic Diversity C&I Loans ($bn) Finance & Insurance 20% Other Working Capital 26% Real Estate Related 13% Wholesale Trade 7% Consumer Serv. 2% Non -Profit & Condos 6% Equipment Leasing 6%Healthcare 8%Manufacturing 6% Hospitality, Food Serv. 3% Professional Services 3% $12.0bn Source- “Commercial Portfolio by Industry- 3.31.26” Sums may not total due to rounding.

• $18bn Total Loans • $2.7bn C&I loans • 79% of Commercial Loans 1 in Northeast • C&I / Owner -Occ 24% of Loans • $52bn Total Loans • $12.0bn C&I loans • 50% of Commercial Loans 1 in New York and New Jersey • C&I / Owner -Occ 37% of Loans Focused C&I Initiatives Supporting Growth • Capital Call Lines & Fund Finance • Syndications Group Providing Up -Market Opportunities • Asset -Based Lending • Equipment Finance • Healthcare (Owner -Occupied and C&I) • Chicago Middle Market • California Commercial Lending • Focusing new CRE Originations on Tier 1 Clients With Holistic Banking Relationship 12/31/17 6/30/26 Expectations for 2026 & Beyond • Continue to recruit experienced and sophisticated commercial talent in both existing and compelling new markets • Leverage new commercial banking team to capitalize on Phoenix opportunities • Expand penetration of existing product and service offerings including: Treasury Management, Syndications and Other Capital Markets Offerings • Continue to assess additional C&I verticals • Amplify re -branding efforts and service model enhancements to improve customer acquisition 19 1 Commercial loans include C&I and Commercial Real Estate, including Construction.

Net Interest Income ($mm) and Margin 1 $434 $447 $466 $473 $488 3.01% 3.05% 3.17% 3.17% 3.20% 2Q25 3Q25 4Q25 1Q26 2Q26 Net Interest Income ($mm) NIM $4.6 $2.8 $3.1 $2.0 $2.8 3.74% 3.76% 3.97% 4.07% 4.03% 3Q26 4Q26 1Q27 2Q27 Beyond Maturing CDs and FHLB Borrowings Balance ($bn) Weighted Avg. Rate (%) Net Interest Income and Margin 1 Net interest income and NIM are presented on a fully tax equivalent basis using a 21 percent federal tax rate. 20 Workiva “CD Runoff_0630 $1.4 $2.1 $2.2 $2.3 $11.7 4.39% 5.06% 5.21% 5.11% 4.90% 2026 2027 2028 2029 Beyond Maturing Fixed Rate Loans Balance ($bn) Weighted Avg. Rate (%) “Loan Rest 0630_CAL&Highlighted Updated

All Other $11.4 16% Wealth, Trust & Insurance $21.4 29% Capital Markets $12.9 18% Deposit Service Charges $18.7 25% BOLI $5.9 8% Loan Servicing $3.3 4% $73.7mm Non -Interest Income 21 Strong & Stable Non -Interest Income Streams ($mm) $68.8 $73.7 ($1.3) $2.6 $2.6 $0.5 $0.1 $0.5 1Q26 Gain on Sale of Loans Wealth, Trust & Insurance Capital Markets Deposit Service Charges BOLI All Other 2Q26 Workiva Workiva 2Q26 Non -Interest Income ($mm) $83 $275 $21 $10 $103 $285 FY2017 1H26 Annualized Non Interest Income (ex. Gain on Sale of Loans) Gain on Sale of Loans CAGR ex. Gain on Sale of Loans: +16% 1 Reported Non -Interest Income and Adjusted Non -Interest Income were materially the same in both 1Q26 and 2Q26 . 2 Peers include major exchange traded banks and thrifts with assets from $30 billion to $150 billion as of 3/31/2026. “Fee Income CAGR Support” Reported CAGR: +14% Peer 2 Median CAGR: +6% Non -Interest Income ($mm) 1 Non -Interest Income ($ mm) 1

Drivers of Fee Income Momentum 22 Workiva Workiva • Continue to focus on sustainable fee income by offering a valuable and robust product suite to our commercial clients • Organically leverage existing opportunities in capital markets, insurance, and treasury management • Improve the integration of our wealth offerings with our commercial sales efforts FY 2017 6/30/26 Expectations for 2026 & Beyond • Shift from Lower Value and Irregular Revenue from Gain on Sale to Higher -Quality and Sustainable Revenue Streams • Enhanced Treasury Management Platform • F/X Platform • Syndications Group • Leveraged Insurance Platform • Additional Interest Rate and Cross -Currency Swap Capabilities • Broker / Dealer fees • Acquisition of Private Banking Business from BLUSA • Entered Tax Credit Advisory Business • Annualized $285mm of Non - Interest Income (14% CAGR) • Annualized $10mm Gain on Traditional Loan Sales • Gain on Sale Comprises 3% of Non -Interest Income • $103mm of Non -Interest Income • $21mm Gain on Traditional Loan Sales • Gain on Sale Comprises 20% of Non -Interest Income

Adjusted Non -Interest Expenses 1 ($mm) Continue to optimize resource and FTE allocation to most value -add areas. Strong loan origination activity and fee income results drove increase in certain variable expenses tied to production. Continuing to utilize technology and AI tools to drive positive operating leverage. Non -Interest Expenses 1 Please refer to the Non -GAAP Disclosure Reconciliation in Appendix. Sums may be inconsistent due to rounding. 2 Peers include major exchange traded banks and thrifts with assets from $30 billion to $150 billion as of 3/31/2026. Sums may no t total due to rounding. 23 Workiva Workiva 1.76% 1.79% 1.78% 2.19% 2.19% 2Q25 1Q26 2Q26 VLY Peer Median Adj. Ann. Non -Interest Expenses 1 / Avg. Assets Efficiency Ratio Trend 1 55.2% 53.1% 52.1% 2Q25 1Q26 2Q26 2 Workiva $273 $287 $292 $284 $310 $311 2Q25 1Q26 2Q26 Reported Adjusted

Non -Accrual Loans / Total Loans 0.99% 1.03 % Accruing Past Due Loans / Total Loans Asset Quality & Reserve Trends 24 ACL / Total Loans 0.72% 0.86% 0.87% 0.85% 0.88% 6/30/25 9/30/25 12/31/25 3/31/26 6/30/26 0.40% 0.17% 0.28% 0.25% 0.34% 6/30/25 9/30/25 12/31/25 3/31/26 6/30/26 30-59 PD 60-89 PD 90+ PD 1.20% 1.21% 1.19% 1.18% 1.16% 6/30/25 9/30/25 12/31/25 3/31/26 6/30/26 38 15 23 18 22 38 19 20 21 29 6/30/25 9/30/25 12/31/25 3/31/26 6/30/26 Net Charge-Offs Loan Loss Provision Loan Loss Provision & Net Charge -Offs ($mm) Workiva Workiva Workiva / KEITH Chargeoff's and Recoveries - 5 Quarter Trend_Draft_2Q26_Final Workiva / KEITH 5-Quarter Trend (2Q26)_Final

25 Criticized and Classified Loan Trend Criticized and Classified loans declined nearly $300mm, or over 6%, during the quarter. Criticized and Classified loans declined roughly $600 million, or 14%, relative to 2Q25. Reductions continue to reflect improving fundamental trends within our commercial real estate portfolio. Quarterly improvement mostly due to a combination of upgrades and payoffs. $3.7 $3.6 $3.3 $3.3 $3.1 $0.7 $0.7 $0.6 $0.7 $0.7 $0.1 $0.1 $0.1 $0.1 $0.1 9.0% 8.8% 8.0% 8.1% 7.3% 2Q25 3Q25 4Q25 1Q26 2Q26 Criticized & Classified Loans ($bn) CRE C&I Consumer/Resi As a % of Total Loans $4.1$4.0 $4.3 $3.8 $4.4 “Cited Asset Analysis summary- 06.30.2026”

$9.35 $9.57 $9.85 $9.94 $10.13 $12.89 $13.09 $13.39 $13.48 $13.67 6/30/2025 9/30/2025 12/31/2025 3/31/2026 6/30/2026 TBV per share Book Value per share Book Value and Tangible Book Value per Share 1 Equity Capitalization Level 1 8.63% 8.79% 8.82% 8.82% 8.71% 12.08% 12.21% 12.17% 12.14% 11.94% 6/30/2025 9/30/2025 12/31/2025 3/31/2026 6/30/2026 Tangible Common Equity / Tangible Assets Equity / Assets Holding Company Capital Ratios 6/30/25 3/31/26 6/30/26 Q -o-Q change Y -o-Y change Tier 1 Leverage 9.49% 9.56% 9.49% -7 bps 0 bps Common Equity Tier 1 10.85% 10.91% 10.71% -20 bps -14 bps Tier 1 Risk -Based 11.57% 11.60% 11.37% -23 bps -20 bps Total Risk -Based 13.67% 13.66% 13.77% 11 bps 10 bps 1 Equity & Capitalization 1 Please refer to the Non -GAAP Disclosure Reconciliation in Appendix. 26 Workiva Workiva Workiva 1

APPENDIX

Glossary of Defined Terms

Term	Definition
ACL	Allowance for credit losses
AFS	Available for sale
BLUSA	Bank Leumi Le-Israel Corporation acquired by Valley on April 1, 2022
BOLI	Bank owned life insurance
C&I	Commercial & industrial
CAGR	Compound annual growth rate
CECL	Current expected credit loss model
CET 1	Tier 1 common capital
CRE	Commercial real estate
DFAST	Dodd-Frank Act Stress Tests
DSCR	Debt service coverage ratio
FHLB	Federal Home Loan Banks
F/X	Foreign exchange
FDIC	Federal Deposit Insurance Corporation
FL	Florida
FRB	Federal Reserve Bank
FRBNY	Federal Reserve Bank of New York
FTE	Fully Tax Equivalent using a 21 percent federal tax rate
GAAP	U.S. Generally Accepted Accounting Principles
HFS	Held for Sale
HHI	Household income
HOA	Homeowners Association
HTM	Held to maturity
LIBOR	London Interbank Offered Rate
LTV	Loan to value
MSA	Metropolitan statistical area
NAICS	North American Industry Classification System per the United States Census Bureau

Term	Definition
NCOs	Net charge-offs
NDF	Non-deliverable forward
NIM	Net Interest Margin
NJ	New Jersey
NY	New York
OTC	Over the counter
PD	Probability of Default
PPNR	Pre-Provision Net Revenue
ROAA	Return on average assets
ROATCE	Return on Average Tangible Common Equity as defined in the Non-GAAP Disclosure Reconciliation in Appendix
RWA	Risk-weighted assets
PPP	Paycheck Protection Program
S&P	Standard & Poor's
SF	Square footage
SOFR	Secured Overnight Financing Rate
TA	Tangible assets as defined in the non-GAAP disclosure reconciliation in the appendix
TBV	Tangible Book Value
TCE	Tangible common equity as defined in the non-GAAP disclosure reconciliation in the appendix
TRBC	Total risk-based capital
Valley	May refer to Valley National Bancorp individually, Valley National Bancorp and its consolidated subsidiaries, or certain of Valley National Bancorp's subsidiaries, as the context requires (interchangeable with the "Company," "we," "our" and "us").
VC	Venture capital
VLY	Refers to Valley as defined in this glossary

28

Apartment & Residential 32% Retail 15% Mixed Use 6% Office 9% Healthcare Office 2% Industrial 10% Healthcare 15% Specialty & Other 11% CRE Detail as of 6/30/26 Portfolio by Property Type Portfolio by Geography Florida 28% New Jersey 19% Other 21% Other NYC Boroughs 16% Manhattan (Multifamily) 6% Manhattan (Other) 4% New York (ex. NYC) 7% $27.9bn $27.9bn 1 LTV based on most recent appraisal, seasoned on average 2.5 years; 2 DSCR calculated based on most recent financial information, typically received at least annually. Sums may not total due to rounding. CRE is comprised of non -owner occupied, owner -occupied and multifamily loans. 29 Source- “CRE Portfolio Review 3.31.2026” Co-op info comes directly from Joel Souza via email Geography $bn Wtd . Avg. LTV 1 Wtd . Avg. DSCR 2 Florida / Alabama $7.8 61% 1.81x New Jersey $5.2 62% 1.63x Other NYC Boroughs $4.3 56% 1.45x Manhattan $2.6 41% (60% ex Co -Ops) 1.51x New York (ex. NYC) $2.0 56% 1.99x Other $5.9 66% 1.65x Total $27.9 59% 1.67x Property Type $bn Wtd . Avg. LTV 1 Wtd . Avg. DSCR 2 Apartment & Resi $7.1 64% 1.34x Retail $4.2 61% 1.67x Industrial $2.9 60% 2.17x Healthcare $4.1 69% 1.69x Office $3.0 63% 1.83x Specialty & Other $3.1 54% 1.79x Mixed Use $1.6 63% 1.31x Co -Ops $1.8 12% 1.50x Total $27.9 59% 1.67x

0% of units 45% 1% - 20% of units 7%21% - 50% of units 30% 51% - 99% of units 7% 100% of units 11% Co -Op $1.8 Non Co -Op $7.1 Multifamily Portfolio by Sub -Asset Class ($bn) Non Co -Op Multifamily by Geography ($bn) $9.0bn Geography Outstanding ($bn) Avg. Size ($mm) Wtd . Avg. LTV 1 Wtd . Avg. DSCR 2 New York (ex. Manhattan) $2.4 $7.7mm 66% 1.24x Other $1.5 $8.9mm 65% 1.34x New Jersey $1.4 $3.8mm 62% 1.41x Florida & Alabama $1.2 $3.9mm 61% 1.45x Manhattan $0.8 $8.8mm 62% 1.24x Total $7.1bn $5.7mm 64% 1.34x Florida & Alabama 19% New Jersey 19% Other 24% New York (ex. Manhattan) 29% Manhattan 9% $7.1bn New York City by % Rent Regulated Units $3.1bn Multifamily Portfolio Detail 1 LTV based on most recent appraisal, seasoned on average 2.5 years; 3 DSCR calculated based on most recent financial information, typically received at least annually. Note: Co -Op LTV is approximately 12%. Sums may not total due to rounding. 30 Source- “CRE Portfolio Review 3.31.2026” 1

Granular & Diverse Office Portfolio Multi Tenant w/ Anchor $0.1 4% Multi Tenant $1.7 55% Single Tenant $0.9 29% Healthcare Office $0.4 12% Office Portfolio by Tenancy $3.0bn Office Portfolio by Geography ($bn) ~26% of Office Portfolio is Owner -Occupied. Florida & Alabama $1.1 36% New Jersey $0.8 27% Other $0.4 13% New York (ex. Manhattan) $0.5 17% Manhattan $0.2 7% 1 LTV based on most recent appraisal, seasoned on average 2.5 years; 2 DSCR calculated based on most recent financial information, typically received at least annually. Sums may not total due to rounding. 31 $3.0bn Source- “CRE Portfolio Review 3.31.2026” Geography Outstanding ($bn) Avg. Size ($mm) Wtd . Avg. LTV 1 Wtd . Avg. DSCR 2 Florida & Alabama $1.1 $1.7mm 58% 1.90x New Jersey $0.8 $2.6mm 66% 1.55x New York (ex. Manhattan) $0.5 $4.5mm 58% 1.72x Manhattan $0.2 $6.1mm 74% 2.14x Other $0.4 $7.3mm 73% 3.06x Total $3.0bn $3.5mm 63% 1.83x

Commercial Real Estate by Contractual Maturity ($mm) 1,408 881 937 576 518 870 3,696 3,742 3,076 3,206 2,066 6,778 3Q26 4Q26 1Q27 2Q27 3Q27 4Q27 2028 2029 2030 2031 2032 2033 + Wtd . Avg. 3Q26 4Q26 1Q27 2Q27 3Q27 4Q27 2028 2029 2030 2031 2032 2033 + LTV 2 61% 60% 64% 62% 54% 61% 63% 64% 54% 55% 47% 59% DSCR 3 1.52x 1.41x 1.58x 1.52x 1.57x 1.99x 1.65x 1.57x 1.69x 1.65x 1.65x 1.74x Borrower Contractual Rate 5.59% 5.12% 4.99% 5.51% 5.74% 5.97% 5.82% 5.52% 5.63% 5.25% 4.61% 5.61% 1 One Office loan for $25.8MM was moved to non -accrual; One Multifamily Residential loan for $6.8MM was modified; 2 LTV based on most recent appraisal, seasoned on average 2.5 years; 3 DSCR calculated based on most recent financial information, typically received at least annually. Current period includes sho rt-term roll -overs from prior periods. Sums may not total due to rounding.32 Outcome for Maturing CRE Loans in 2Q26 $mm Retained $1,082mm Paid Off & Left $341mm Modified & Other 1 $33mm Total $1,457mm CRE Maturity Details 6.30.26 & CRE Maturity Outcomes 6.30.26

$3,650 $3,574 $3,532 $3,545 $3,531 $3,541 $3,496 $3,620 $3,757 $2,212 $2,602 $3,370 $3,659 $3,896 $4,117 $4,202 $4,157 $4,292 $73 $77 $72 $74 $77 $78 $83 $84 $115 3.55% 3.77% 3.84% 3.95% 3.98% 4.02% 4.07% 4.09% 4.17% 2Q24 3Q24 4Q24 1Q25 2Q25 3Q25 4Q25 1Q26 2Q26 HTM AFS Equity & Trading Yield 12.2% $ 7,781 $ 7,861 12.3% Securities Portfolio Detail ($mm) Securities as % of Total Assets Historical data from S&P Capital IQ, Current data from Workiva $ 5,936 $ 6,253 $ 6,973 $ 7,278 $ 7,505 $ 7,736 9.6% 10.1% 11.2% 11.8% 12.0% 12.3% 12.1% 33 $8,164

Non-GAAP Reconciliations to GAAP Financial Measures

($ in thousands, except for share data)	June 30, 2026	March 31, 2026	June 30, 2025	December 31, 2025	December 31, 2024	December 31, 2023
	Three Months Ended			Years Ended		
Adjusted net income available to common shareholders (Non-GAAP):						
Net income, as reported (GAAP)	$170,885	$163,913	$133,167	$597,983	$380,271	$498,511
Add: Restructuring charge (a)	2,513	5,689	800	5,284	2,039	9,969
Add: Loss on extinguishment of debt	–	–	922	922	–	–
Add: Net losses on the sale of commercial real estate loans (b)	–	–	–	–	13,660	–
Add: Provision for credit losses for available for sale securities (c)	–	–	–	–	–	5,000
Add: Merger related expenses (d)	–	–	–	–	–	14,133
Less: Net gains on sales of office buildings (e)	–	–	–	–	–	(6,721)
Add: Litigation reserve (f)	230	1,262	–	773	–	3,540
Add: (Gains) losses on available for sale and held to maturity securities transactions, net (g)	–	10	–	(17)	15	(401)
Add: FDIC Special assessment (h)	–	–	–	(9,489)	8,757	50,297
Less: Litigation settlements (i)	–	–	–	–	(7,334)	–
Less: Gains on sale of commercial premium finance lending division (e)	–	–	–	–	(3,629)	–
Less: Income Tax Benefit (j)	–	–	–	(11,417)	(46,431)	–
Total non-GAAP adjustments to net income	2,743	6,961	1,722	(13,944)	(32,923)	75,817
Income tax adjustments related to non-GAAP adjustments (k)	(782)	(1,984)	(474)	740	(3,789)	(20,057)
Net income, as adjusted (Non-GAAP)	$172,846	$168,890	$134,415	$584,779	$343,559	$554,271
Dividends on preferred stock	7,316	7,217	6,948	28,981	21,369	16,135
Net income available to common shareholders, as adjusted (Non-GAAP)	$165,530	$161,673	$127,467	$555,798	$322,190	$538,136

(a) Represents severance expense related to workforce reductions within salary and employee benefits expense.
(b) Represents actual and mark to market losses on bulk performing commercial real estate loan sales included in gains (losses) on sale of loans, net.
(c) Included in (credit) provision for credit losses for available for sale and held to maturity securities (tax disallowed).
(d) Represents data processing termination costs within technology, furniture and equipment expense and severance within salary and employee benefits expense for the 2023 periods.
(e) Included in (losses) gains on sales of assets, net within non-interest income.
(f) Represents the change in legal reserves and settlement charges included in professional and legal fees.
(g) Included in gains on securities transactions, net.
(h) Included in FDIC insurance assessment.
(i) Represents recoveries from legal settlements included in other income.
(j) Represents the income tax benefit from the reudction in uncertain tax liability positions and accrued interest and penalties due to stature of limitation expirations included in income tax (benefit) expense.
(k) Calculated using the appropriate blended statutory rate for the applicable period.

	June 30, 2026	March 31, 2026	June 30, 2025	December 31, 2025	December 31, 2024	December 31, 2023
Adjusted per common share data (Non-GAAP):						
Net income available to common shareholders, as adjusted (Non-GAAP)	$165,530	$161,673	$127,467	$555,798	$322,190	$538,136
Average number of shares outstanding	553,740,562	555,777,748	560,336,610	559,637,823	515,755,365	507,532,365
Basic earnings, as adjusted (Non-GAAP)	$0.30	$0.29	$0.23	$0.99	$0.62	$1.06
Average number of diluted shares outstanding	556,958,049	559,254,972	562,312,330	563,832,550	517,991,801	509,245,768
Diluted earnings, as adjusted (Non-GAAP)	$0.30	$0.29	$0.23	$0.99	$0.62	$1.06
Adjusted annualized return on average tangible common shareholders' equity (Non-GAAP):						
Net income available to common shareholders, as adjusted (non-GAAP)	$165,530	$161,673	$127,467	$555,798	$322,190	$538,136
Add: Amortization of other intangible assets (net of tax), other than loan servicing rights	4,247	4,746	5,120	20,878	22,210	25,393
Net income available to common shareholders excluding intangible amortization, as adjusted (non-GAAP)	$169,777	$166,419	$132,587	$576,676	$344,400	$563,529
Average shareholders' equity	7,901,688	7,855,550	7,524,231	7,581,374	6,900,204	6,558,768
Less: Average preferred shareholders equity	354,345	354,345	354,345	354,345	268,622	209,691
Less: Average goodwill (net of deferred tax liability)	1,858,851	1,858,851	1,858,851	1,858,851	1,859,614	1,860,899
Less: Average intangible assets (net of deferred tax liability), other than loan servicing rights	51,387	57,080	69,367	72,951	94,807	119,456
Average tangible common shareholders' equity	5,637,105	5,585,274	5,240,905	5,295,227	4,677,161	4,368,722
Annualized return on average tangible shareholders' equity, as adjusted (Non-GAAP)	12.05%	11.92%	10.12%	10.89%	7.36%	12.90%

34

Non-GAAP Reconciliations to GAAP Financial Measures

	Three Months Ended			Years Ended		
($ in thousands)	June 30, 2026	March 31, 2026	June 30, 2025	December 31, 2025	December 31, 2024	December 31, 2023
Adjusted annualized return on average assets (Non-GAAP):						
Net income, as adjusted (Non-GAAP)	$172,846	$168,890	$134,415	$584,779	$343,559	$554,271
Average assets	$65,584,823	$64,190,084	$62,106,945	$62,484,314	$61,973,902	$61,065,897
Annualized return on average assets, as adjusted (Non-GAAP)	1.05%	1.05%	0.87%	0.94%	0.55%	0.91%
Adjusted annualized return on average shareholders' equity (Non-GAAP):						
Net income, as adjusted (Non-GAAP)	$172,846	$168,890	$134,415	$584,779	$343,559	$554,271
Average shareholders' equity	7,901,688	7,855,550	7,524,231	7,581,374	6,900,204	6,558,768
Annualized return on average shareholders' equity, as adjusted (Non-GAAP)	8.75%	8.60%	7.15%	7.71%	4.98%	8.45%
Annualized return on average tangible common shareholders' equity (Non-GAAP):						
Net income available to common shareholders	$163,569	$156,696	$126,219	$569,002	$358,902	$482,376
Add: Amortization of other intangible assets (net of tax), other than loan servicing rights	4,247	4,746	5,120	20,878	22,210	25,393
Net income available to common shareholders excluding intangible amortization, (non-GAAP)	$167,816	$161,442	$131,339	$589,880	$381,112	$507,769
Average tangible common shareholders' equity (non-GAAP)	5,637,105	5,585,274	5,240,905	5,295,227	4,677,161	4,368,722
Annualized return on average tangible common shareholders' equity, as adjusted (Non-GAAP)	11.91%	11.56%	10.02%	11.14%	8.15%	11.62%
Efficiency ratio (Non-GAAP):						
Non-interest expense, as reported (GAAP)	$311,123	$309,926	$284,122	$1,142,126	$1,105,860	$1,162,691
Less: Loss on extinguishment of debt (pre-tax)	—	—	922	922	—	—
Less: Restructuring charge (pre-tax)	2,513	5,689	800	5,284	2,039	9,969
Less: Amortization of tax credit investments (pre-tax)	16,157	16,014	9,134	41,792	18,946	18,009
Less: Litigation reserve (pre-tax)	230	1,262	—	773	—	—
Non-interest expense, as adjusted (Non-GAAP)	$292,223	$286,961	$273,266	$1,102,844	$1,076,118	$1,066,743
Net interest income, as reported (GAAP)	487,024	471,525	432,408	1,763,644	1,628,708	1,665,478
Non-interest income, as reported (GAAP)	73,711	68,836	62,604	262,126	224,501	225,729
Less: (Gains) losses on available for sale and held to maturity securities transactions, net (pre-tax)	—	10	—	(17)	15	(401)
Non-interest income, as adjusted (Non-GAAP)	73,711	68,846	62,604	262,109	227,213	218,607
Gross operating income, as adjusted (Non-GAAP)	560,735	540,371	495,012	2,025,753	1,855,921	1,884,085
Efficiency ratio (Non-GAAP)	52.11%	53.10%	55.20%	54.44%	57.98%	56.62%
Annualized pre-provision net revenue / average assets						
Net interest income, as reported (GAAP)	$487,024	$471,525	$432,408	$1,763,644	$1,628,708	$1,665,478
Non-interest income, as reported (GAAP)	73,711	68,836	62,604	262,126	224,501	225,729
Less: Non-interest expense, as reported (GAAP)	311,123	309,926	284,122	1,142,126	1,105,860	1,162,691
Pre-provision net revenue (GAAP)	$249,612	$230,435	$210,890	$883,644	$747,349	$728,516
Average assets	$65,584,823	$64,190,084	$62,106,945	$62,484,314	$61,973,902	$61,065,897
Annualized pre-provision net revenue / average assets (GAAP)	1.52%	1.44%	1.36%	1.41%	1.21%	1.19%

35

Non-GAAP Reconciliations to GAAP Financial Measures

($ in thousands)	Three Months Ended June 30, 2026	March 31, 2026	June 30, 2025	Years Ended December 31, 2025	December 31, 2024	December 31, 2023
Annualized pre-provision net revenue / average assets, as adjusted						
Pre-provision net revenue (GAAP)	$249,612	$230,435	$210,890	$883,644	$747,349	$728,516
Add: Loss on extinguishment of debt (pre-tax)	–	–	$922	$922	–	–
Add: Restructuring charge (pre-tax)	2,513	5,689	800	5,284	2,039	9,969
Add: Amortization of tax credit investments (pre-tax)	16,157	16,014	9,134	41,792	18,946	18,009
Add: Litigation reserve (pre-tax)	230	1,262	–	773	–	3,540
Add: Losses (gains) on available for sale and held to maturity securities transactions, net (pre-tax)	–	10	–	(17)	15	(401)
Pre-provision net revenue, as adjusted (Non-GAAP)	268,512	253,410	221,746	922,909	779,803	817,342
Average assets	$65,584,823	$64,190,084	$62,106,945	$62,484,314	$61,973,902	$61,065,897
Annualized pre-provision net revenue / average assets, as adjusted (Non-GAAP)	1.64%	1.58%	1.43%	1.48%	1.26%	1.34%

($ in thousands, except for share data)	As of June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025	December 31, 2017
Tangible book value per common share (Non-GAAP):						
Common shares outstanding	553,069,100	554,316,876	556,618,021	560,784,352	560,281,821	264,468,851
Shareholders' equity (GAAP)	$7,917,144	$7,828,443	$7,807,698	$7,695,374	$7,575,421	$2,533,165
Less: Preferred Stock	354,345	354,345	354,345	354,345	354,345	209,691
Less: Goodwill and other intangible assets	1,958,135	1,963,706	1,969,811	1,976,594	1,983,515	733,144
Tangible common shareholders' equity (Non-GAAP)	$5,604,664	$5,510,392	$5,483,542	$5,364,435	$5,237,561	$1,590,330
Tangible book value per common share (Non-GAAP):	$10.13	$9.94	$9.85	$9.57	$9.35	$6.01
Tangible common equity to tangible assets (Non-GAAP):						
Tangible common shareholders' equity (Non-GAAP)	$5,604,664	$5,510,392	$5,483,542	$5,364,435	$5,237,561	$1,590,330
Total assets (GAAP)	66,318,308	64,466,585	64,132,725	63,018,614	62,705,358	24,002,306
Less: Goodwill and other intangible assets	1,958,135	1,963,706	1,969,811	1,976,594	1,983,515	733,144
Tangible assets (Non-GAAP)	64,360,173	62,502,879	62,162,914	61,042,020	60,721,843	$23,269,162
Tangible common equity to tangible assets (Non-GAAP)	8.71%	8.82%	8.82%	8.79%	8.63%	6.83%

($ in thousands)	Three Months Ended June 30, 2026	March 31, 2026	June 30, 2025
Annualized non-interest expenses / average assets, as adjusted			
Non-interest expense, as adjusted (Non-GAAP)	$292,223	$286,961	$273,266
Average assets	$65,584,823	$64,190,084	$62,106,945
Annualized non-interest expenses / average assets, as adjusted	1.78%	1.79%	1.76%

36

© 2025 Valley Bank. All rights reserved. Please see www.valley.com for further details. For More Information ▪ Go to our website: www.valley.com ▪ Email requests to: ajianette@valley.com ▪ Call Andrew Jianette in Investor Relations at: (551) 288 -3182 ▪ Go to our website above or www.sec.gov to obtain free copies of documents filed by Valley with the SEC